UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 29, 2010

GHN Agrispan Holding Company
(Exact name of registrant as specified in its charter)

Nevada	333-162471	88-0142286
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

402 M, No. 16 Xinfeng 3rd Road, Xiamen City, PRC
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-136-6600-1113

Former name or former address, if changed since last report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Information.

Entry Into Supplier Agreement With Wal-mart China

Effective July 29, 2010, our operating subsidiary, Xiamen Xinyixiang Modern Agriculture Development Co., Ltd., executed a Supplier Agreement with Wal-Mart (China) Investment Co., Ltd., or Walmart China, to sell certain of its products to Walmart China for resale at Walmart China’s retail locations.  The Supplier Agreement sets forth the general terms of the business relationship between the parties and governs all orders placed by Walmart China with us.  The Supplier Agreement, however, does not obligate Walmart China to purchase merchandise from us, which is made on a purchase order basis.  The Supplier Agreement has an initial term of one year and automatically renews for consecutive one year periods unless terminated in writing within thirty days prior to the end of the applicable term or renewal term.  Walmart China may terminate the Supplier Agreement at any time by delivering one month prior written notice to us.

A copy of the Supplier Agreement is furnished with this report as Exhibit 10.1 and is incorporated herein by reference.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

10.1	Supplier Agreement dated July 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GHN AGRISPAN HOLDING COMPANY
Dated: September 23, 2010

	By:	/s/ Yi Zhen Xu
Yi Zhen Xu
Chairman and Executive Director, Chief Executive Officer and Principal Executive Officer